Exhibit 99.1

Bottomline Technologies Reports Third Quarter Results

Growth in Subscription and Transaction Revenue Highlights Third Quarter

PORTSMOUTH, N.H. – May 2, 2019 – Bottomline Technologies (Nasdaq:EPAY), a leading provider of financial technology that helps make complex business payments simple, smart and secure, today reported financial results for the third quarter ended March 31, 2019.

Subscription and transaction revenues were $75.5 million for the third quarter, up 12%, or 14% on a constant currency basis, as compared to the third quarter of last year. Revenues overall for the third quarter were $106.4 million, up 5%, or 8% on a constant currency basis, as compared to the third quarter of last year. Constant currency growth is calculated as discussed in the “Non-GAAP Financial Measures” section that follows.

GAAP net income for the third quarter was $0.8 million compared to a GAAP net loss of $1.0 million for the third quarter of last year. GAAP net income per share was $0.02 in the third quarter compared to GAAP net loss of $0.03 in the third quarter of last year.

Adjusted EBITDA for the third quarter was $24.5 million compared to $23.1 million for the third quarter of last year. Adjusted EBITDA for the third quarter was 23% of overall revenue. Adjusted EBITDA is calculated as discussed in the “Non-GAAP Financial Measures” section that follows.

Core net income for the third quarter was $13.7 million compared to $11.9 million for the third quarter of last year. Core earnings per share was $0.33 for the third quarter compared to $0.30 for the third quarter of last year. Core net income and core earnings per share exclude certain items as discussed in the “Non-GAAP Financial Measures” section that follows.

“Bottomline delivered solid results in the third quarter,” said Rob Eberle, President and CEO. “We have a large market opportunity and a leading product set which we are continuing to advance. We enter the fourth quarter and fiscal 2020 confident in our strategic plan and our ability to execute against that plan. Our focus on market leadership and subscription and transaction revenue growth positions us to drive sustained shareholder value for years to come.”

Third Quarter Customer Highlights

•	22 institutions selected Paymode-X to automate their payments processes, increase productivity and security, reduce costs and earn cash rebates.

•	8 organizations, including Pekin Insurance and Aldi, chose Bottomline’s legal spend management solutions to automate, manage and control their legal spend.

•	3 banks selected Bottomline’s banking solutions platforms to help them compete and grow their corporate and business banking franchises by deploying innovative digital capabilities.

•

Companies such as Zarattini & Co. Bank and United Trust Bank selected Bottomline’s Financial Messaging solution to improve operating efficiencies and optimize the effectiveness of their financial transactions.

•	Organizations such as Trustmark Insurance Company and Utility Warehouse chose Bottomline’s corporate payment automation solutions to expand their payments capabilities and improve efficiencies.

Third Quarter Strategic Corporate Highlights

•	Announced partnership with UMB Financial Corporation that will allow UMB to offer Bottomline’s Paymode-X with Visa Payables Solutions to its U.S. commercial customers.

•	Announced the launch of PartnerSelect Mobile, an app that enables attorneys to monitor and interact anywhere, anytime on their mobile device.

•	Awarded Most Innovative Industry Partner for the 2019 Monarch Innovation Awards by Barlow Research for the Bottomline Business Account Opening & Onboarding Solution.

•	Awarded 2019 Killer Content Finny Award for Best Influencer Campaign for “The Future of Business Payments” e-book.

•	Ranked as a Contender in the Aité March 2019 report focused on fraud and anti-money laundering (AML) vendors.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income, core earnings per share, constant currency information, adjusted EBITDA and adjusted EBITDA as a percent of revenue are all non-GAAP financial measures.

Core net income and core earnings per share exclude certain items, specifically amortization of acquisition related intangible assets, stock-based compensation, acquisition and integration-related expenses, restructuring related costs, minimum pension liability adjustments, non-core charges associated with certain debt instruments, global enterprise resource planning (ERP) system implementation and other costs and other non-core or non-recurring gains or losses that may arise from time to time.

Non-core charges associated with our debt instruments consist of amortization of debt issuance and debt discount costs. Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services and integration related professional services costs and other incremental charges we incur as a direct result of acquisition and integration efforts. Global ERP system implementation and other costs relate to direct and incremental costs incurred in connection with our multi-phase implementation of a new, global ERP solution and the related technology infrastructure and costs related to our implementation of the new revenue recognition standard under US GAAP.

Periodically, such as in periods that include significant foreign currency volatility, we present certain metrics on a “constant currency” basis, to show the impact of period to period results normalized for the impact of foreign currency rate changes. We calculate constant currency information by translating prior period financial results using current period foreign exchange rates.

Adjusted EBITDA and adjusted EBITDA as a percent of revenue represent our GAAP net income or loss, adjusted for charges related to interest expense, income taxes, depreciation and amortization and other charges, as noted in the reconciliation that follows.

We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets and in communications with our board of directors with respect to our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies.

Non-GAAP Financial Measures (Continued)

Reconciliation of Core Net Income

A reconciliation of core net income to GAAP net income (loss) for the three and nine months ended March 31, 2019 and 2018 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
	(in thousands)
GAAP net income (loss)	$824	$(1,002)	$5,875	$(2,155)
Amortization of acquisition-related intangible assets	5,230	5,818	15,809	16,708
Stock-based compensation plan expense	10,015	8,592	31,906	25,132
Acquisition and integration-related expenses	1,373	224	2,966	1,596
Restructuring expense	1,332	1,485	1,963	1,476
Global ERP system implementation and other costs	557	1,558	3,110	4,973
Other non-core benefit	—	—	(237)	—
Minimum pension liability adjustments	(93)	(3)	(248)	35
Amortization of debt issuance and debt discount costs	103	108	311	6,393
Non-recurring tax benefit (1)	—	—	—	(4,402)
Tax effects on non-GAAP income	(5,685)	(4,916)	(19,661)	(14,035)

Core net income	$13,656	$11,864	$41,794	$35,721

(1)

The non-recurring tax benefit in the nine months ended March 31, 2018 reflects the net benefit arising from the U.S. Tax Cuts and Jobs Act, principally from the revaluation of U.S.-based deferred tax liabilities.

Reconciliation of Diluted Core Earnings per Share

A reconciliation of our diluted core earnings per share to our GAAP diluted net income (loss) per share for the three and nine months ended March 31, 2019 and 2018 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
GAAP diluted net income (loss) per share	$0.02	$(0.03)	$0.14	$(0.06)

Plus:
Amortization of acquisition-related intangible assets	0.13	0.15	0.38	0.43
Stock-based compensation plan expense	0.25	0.21	0.77	0.65
Acquisition and integration-related expenses	0.03	0.01	0.07	0.04
Restructuring expense	0.03	0.04	0.05	0.04
Global ERP system implementation and other costs	0.01	0.04	0.07	0.13
Other non-core benefit	—	—	(0.01)	—
Minimum pension liability adjustments	—	—	(0.01)	—
Amortization of debt issuance and debt discount costs	—	—	0.01	0.16
Non-recurring tax benefit	—	—	—	(0.11)
Tax effects on non-GAAP income	(0.14)	(0.12)	(0.47)	(0.36)

Diluted core earnings per share	$0.33	$0.30	$1.00	$0.92

Non-GAAP Financial Measures (Continued)

A reconciliation of our non-GAAP weighted average shares used in computing diluted core earnings per share to our GAAP weighted average shares used in computing basic and diluted net income (loss) per share for the three and nine months ended March 31, 2019 and 2018 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
	(in thousands)
Numerator:
Core net income	$13,656	$11,864	$41,794	$35,721

Denominator:
Weighted average shares used in computing basic net income (loss) per share for GAAP	40,911	38,348	40,412	38,055
Impact of dilutive securities (shares related to conversion feature on convertible senior notes, stock options, warrants, restricted stock awards and employee stock purchase plan) (1)	714	986	1,238	941

GAAP diluted shares	41,625	39,334	41,650	38,996
Impact of note hedges (2)	—	—	—	(145)

Weighted average shares used in computing diluted core earnings per share	41,625	39,334	41,650	38,851

(1)	These securities are dilutive on a GAAP basis in periods where we report GAAP net income. These securities are anti-dilutive on a GAAP basis in periods where we report GAAP net loss.
(2)

In computing diluted core earnings per share, we exclude the weighted average dilutive effect of shares issuable under our convertible senior notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Constant Currency Reconciliation

The table below is a comparative summary of our total revenues and our subscription and transaction revenues shown with a constant currency growth rate:

	Three Months Ended March 31,		% Increase
	2019	2018	GAAP Growth Rate	Impact from Currency	Constant Currency Growth Rates (1)
	(in thousands)
Subscriptions and transactions revenues	$75,502	$67,378	12%	2%	14%
Total Revenues	106,438	101,136	5%	3%	8%

(1)

Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. We calculate constant currency information by translating prior-period results using current period GAAP foreign exchange rates.

Non-GAAP Financial Measures (Continued)

Reconciliation of Adjusted EBITDA

A reconciliation of our adjusted EBITDA to GAAP net income (loss) for the three and nine months ended March 31, 2019 and 2018 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
	(in thousands)
GAAP net income (loss)	$824	$(1,002)	$5,875	$(2,155)

Adjustments:
Other expense, net (1)	946	1,293	3,097	9,288
Income tax (benefit) provision	(1,251)	7	(6,104)	(4,031)
Depreciation and amortization	5,576	5,095	16,767	14,638
Amortization of acquisition-related intangible assets	5,230	5,818	15,809	16,708
Stock-based compensation plan expense	10,015	8,592	31,906	25,132
Acquisition and integration-related expenses	1,373	224	2,966	1,596
Restructuring expense	1,332	1,485	1,963	1,476
Minimum pension liability adjustments	(93)	(3)	(248)	35
Global ERP system implementation and other costs	557	1,558	3,110	4,973

Adjusted EBITDA	$24,509	$23,067	$75,141	$67,660

(1)

On July 1, 2018, we adopted an accounting standard update that changes the classification of certain pension related items. Accordingly, pension related benefits of approximately $0.2 million and $0.5 million were reclassified from income from operations to other expense, net for the three and nine months ended March 31, 2018, respectively, in our consolidated statement of operations. For purposes of the reconciliation of adjusted EBITDA, we have presented pension related adjustments discretely, not as a component of other expense, net.

Adjusted EBITDA as a percent of Revenue

A reconciliation of GAAP net income (loss) as a percent of revenue to adjusted EBITDA as a percent of revenue for the three and nine months ended March 31, 2019 and 2018 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
GAAP net income (loss) as a percent of revenue	1%	(1%)	2%	(1%)

Adjustments:
Other expense, net	1%	1%	1%	3%
Income tax benefit	(1%)	0%	(2%)	(1%)
Depreciation and amortization	5%	5%	5%	5%
Amortization of acquisition-related intangible assets	5%	6%	5%	6%
Stock-based compensation plan expense	9%	9%	10%	8%
Acquisition and integration-related expenses	1%	0%	1%	1%
Restructuring expense	1%	1%	1%	1%
Minimum pension liability adjustments	0%	0%	0%	0%
Global ERP system implementation and other costs	1%	2%	1%	2%

Adjusted EBITDA as a percent of revenue	23%	23%	24%	24%

About Bottomline Technologies

Bottomline Technologies (Nasdaq: EPAY) helps make complex business payments simple, smart, and secure. Corporations and banks rely on us for state of the art domestic and international payments, efficient cash management, payment processing, bill review, and fraud detection, behavioral analytics and regulatory compliance solutions. Thousands of corporations around the world benefit from Bottomline solutions. Headquartered in Portsmouth, NH, Bottomline delights customers through offices across the U.S., Europe, and Asia-Pacific. For more information visit www.bottomline.com.

Bottomline Technologies, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which are registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

In connection with this earning’s release and our associated conference call, we will be posting additional material financial information (such as financial results, non-GAAP financial projections and non-GAAP to GAAP reconciliations) within the “Investors” section of our website at https://investors.bottomline.com.

Cautionary Language

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability, achieve financial targets, expand margins and increase shareholder value. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates,” “targeted” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2018 and the subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Rick Booth

Bottomline Technologies

603.501.6270

rbooth@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Revenues:
Subscriptions and transactions	$75,502	$67,378	$216,558	$191,279
Software licenses	3,802	3,134	13,979	8,119
Service and maintenance	25,856	29,476	80,047	85,251
Other	1,278	1,148	3,137	2,978

Total revenues	106,438	101,136	313,721	287,627
Cost of revenues:
Subscriptions and transactions	31,623	30,771	94,644	85,404
Software licenses	226	233	667	632
Service and maintenance	12,818	13,861	38,052	39,195
Other	1,046	930	2,461	2,298

Total cost of revenues	45,713	45,795	135,824	127,529

Gross profit	60,725	55,341	177,897	160,098
Operating expenses:
Sales and marketing	25,165	22,465	70,772	63,255
Product development and engineering	16,887	14,179	50,267	41,981
General and administrative	13,175	12,763	38,944	35,589
Amortization of acquisition-related intangible assets	5,230	5,818	15,809	16,708

Total operating expenses	60,457	55,225	175,792	157,533

Income from operations	268	116	2,105	2,565
Other expense, net	(695)	(1,111)	(2,334)	(8,751)

Loss before income taxes	(427)	(995)	(229)	(6,186)
Income tax benefit (provision)	1,251	(7)	6,104	4,031

Net income (loss)	$824	$(1,002)	$5,875	$(2,155)
Net income (loss) per share:
Basic	$0.02	$(0.03)	$0.15	$(0.06)

Diluted	$0.02	$(0.03)	$0.14	$(0.06)

Shares used in computing net income (loss) per share:
Basic	40,911	38,348	40,412	38,055

Diluted	41,625	38,348	41,650	38,055

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	June 30,
	2019	2018
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$87,990	$131,872
Cash held for customers	4,305	2,753
Accounts receivable	76,240	74,305
Other current assets	32,111	19,781

Total current assets	200,646	228,711
Property and equipment, net	54,696	28,895
Goodwill and intangible assets, net	372,986	361,809
Other assets	31,610	16,553

Total assets	$659,938	$635,968

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,530	$10,251
Accrued expenses and other current liabilities	32,257	34,994
Customer account liabilities	4,305	2,753
Deferred revenue	80,082	75,356

Total current liabilities	128,174	123,354
Borrowings under credit facility	110,000	150,000
Deferred revenue, non-current	18,722	23,371
Deferred income taxes	8,311	8,367
Other liabilities	20,398	19,944

Total liabilities	285,605	325,036
Stockholders’ equity
Common stock	47	45
Additional paid-in-capital	711,558	678,549
Accumulated other comprehensive loss	(35,200)	(30,633)
Treasury stock	(127,095)	(129,914)
Accumulated deficit	(174,977)	(207,115)

Total stockholders’ equity	374,333	310,932

Total liabilities and stockholders’ equity	$659,938	$635,968